EXHIBIT 99.3

ECCO ENERGY CORP.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

ECCO ENERGY CORP.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2007

				PRO FORMA
		PRO FORMA		AS
	HISTORICAL	ADJUSTMENTS		ADJUSTED

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$821	$0		$821
Prepaid & other current assets	2,100	0		2,100

Total current assets	2,921	0		2,921

Natural gas and oil properties, full cost method	945,152	88,656	d	1,033,808
Property, plant and equipment, net	8,039	0		8,039
Less accumulated depletion and depreciation	(210,614)			(210,614)
Total property and equipment	742,577
Other Assets - Deposits	2,340			2,340
Total assets	$747,838	$88,656		$836,494

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expense	$19,672	$0		$19,672
Accounts payable -related party	196,324	(166,084)	d	30,240
Current maturity of long-term debt	41,738	205,548	d	247,286

Total current liabilities	257,734	39,464		297,198

Asset retirement obligations	42,564	12,337	d	54,901

Shareholders’ equity	447,540	36,855	d	484,395

Total liabilities and owners' equity	$747,838	$88,656		$836,494

The accompanying notes are an integral part of these statements.

ECCO ENERGY CORP.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006

		PRO FORMA		PRO FORMA
	HISTORICAL	ADJUSTMENTS		ASADJUSTED

Natural gas and oil revenue	$485,685	$151,769	a	$637,454

OPERATING EXPENSES:
Lease operating expenses	68,938	30,973	a	99,911
Depreciation, depletion and amortization	96,154	8,828	b	104,982
General and administrative expenses	517,204	0		517,204

Total Operating Expenses	682,296	39,801		722,097

OPERATING LOSS	(196,611)	111,968		(84,643)

INTEREST EXPENSE	(38,312)	(14,388)	c	(52,700)

NET LOSS	$(234,923)	$97,580		$(137,343)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.03)			$(0.02)
WEIGHTED AVERAGE SHARES OUTSTANDING	9,013,175	141,750		9,154,925

ECCO ENERGY CORP.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June, 30, 2007

		PRO FORMA		PRO FORMA
	HISTORICAL	ADJUSTMENTS		AS ADJUSTED

Natural gas and oil revenue	$244,893	$76,566	a	$321,459

OPERATING EXPENSES:
Lease operating expenses	40,642	17,440	a	58,082
Depreciation, depletion and amortization	48,241	4,414	b	52,655
General and administrative expenses	169,143	0		169,143

Total Operating Expenses	258,026	21,854		279,880

OPERATING INCOME (LOSS)	(13,133)	54,712		41,579

INTEREST EXPENSE	(18,919)	(7,194)	c	(26,113)
Loss from Discontinued operations	(34,330)	0		(34,330)

NET LOSS	$(66,382)	$47,518		$(18,864)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.01)			$(0.00)
WEIGHTED AVERAGE SHARES OUTSTANDING	9,047,997	141,750		9,189,747

The accompanying notes are an integral part of these statements.

ECCO ENERGY CORP.

NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS

Note 1. General

The accompanying unaudited pro forma consolidated financial statements give effect to the acquisition of a 20% working interest  of the E.C. Wilson and Wilson State Tract Leases located in Nueces County, Texas (the“Ronald Reece Assets”), as defined in the purchase and sale agreement dated August 1, 2007, between Ronald E. Reece M.D. Revocable Trust Of 2000 and ECCO Energy Corp. (the“Company”). The unaudited pro forma consolidated statement of operations is based on the historical financial statements of the Company and the historical statement of revenues and direct operating expenses of the Ronald Reece Assets. The unaudited pro forma combined balance sheet as of June 30, 2007 is based on the historical balance sheet of the Company and gives effect to the acquisition of the Ronald Reece Assets as of such date.

(a)	Reflects the historical revenues and direct operating expenses of the Ronald Reece Assets

(b)	Reflects incremental depletion expense and accretion expense related to the acquisition costs of the Ronald Reece Assets.

(c)	Reflects incremental interest expense incurred on the note payable to finance the purchase of the Ronald ReeceAssets.
(d)
On August 1, 2007, ECCE purchased a 20% working interest in the E.C. Wilson and Wilson State Tract Leases located in Nueces County, Texas from Ronald E. Reece M.D. Revocable Trust of 2000 as outlined in the Assignment, Conveyance and Bill of Sale (the Agreement) dated August 1, 2007 with an effective date of February 1, 2006 for the issuance of 141,750 shares of our restricted common stock valued at $36,855 based on a share price of $.26 and a promissory note in the principal amount of $205,548 payable in one lump sum payment on or before July 31, 2008 and interest at the rate of seven (7%) per annum payable in monthly installments on the last day of each month with the first installment due on August 31, 2007.
The net revenue less costs on the 20% working interest purchased from Ronald E. Reece M.D. Revocable Trust of 2000 from the effective date and the closing date in the amount of $166,084 reduces the cost basis, whereas, the asset retirement obligation of $12,337 at June 30, 2007 increases the cost basis resulting in a net acquisition basis for the property of $88,656.

4